Exhibit 5.1
December 10, 2007
Cardtronics, Inc.
3110 Hayes Street, Suite 300
Houston, Texas 77082
     RE:     Registration Statement on Form S-1
Ladies and Gentlemen:
     We have acted as counsel for Cardtronics, Inc., a Delaware corporation (the “Company”), in connection with the proposed offer and sale (the “Offering”) by the Company, pursuant to a prospectus forming a part of a Registration Statement on Form S-1, Registration No. 333-145929, originally filed with the Securities and Exchange Commission on September 7, 2007 (such Registration Statement, as amended at the effective date thereof, being referred to herein as the “Registration Statement”), of common stock, par value $.0001 per share, of the Company (the “Common Shares”).
     In connection with this opinion, we have assumed that (i) the Registration Statement, and any amendments thereto (including post-effective amendments), will have become effective, (ii) the Common Shares will be issued and sold in the manner described in the Registration Statement and the prospectus relating thereto, (iii) a definitive underwriting agreement in the form filed as an exhibit to the Registration Statement with respect to the sale of the Common Shares will have been duly authorized and validly executed and delivered by the Company and the other parties thereto and (iv) the Company’s Third Amended and Restated Certificate of Incorporation in substantially the form filed as an exhibit to the Registration Statement has been filed with and accepted by the Secretary of State of the State of Delaware.
     In connection with the opinion expressed herein, we have examined, among other things, (i) the form of Third Amended and Restated Certificate of Incorporation and the Second Amended and Restated Bylaws of the Company filed as an exhibit to the Registration Statement, (ii) the records of corporate proceedings that have occurred prior to the date hereof with respect to the Offering, and (iii) the Registration Statement. We have also reviewed such questions of law as we have deemed necessary or appropriate. As to matters of fact relevant to the opinion expressed herein, and as to factual matters arising in connection with our examination of corporate documents, records and other documents and writings, we relied upon certificates and other communications of corporate officers of the Company, without further investigation as to the facts set forth therein.
     Based upon the foregoing, we are of the opinion that:
     (a) with respect to the Common Shares to be issued or sold by the Company, when (i) the Third Amended and Restated Certificate of Incorporation has been filed with the Secretary of State of the State of Delaware, (ii) such Common Shares have been delivered in accordance with a definitive underwriting agreement approved by the Board of Directors of the Company and (iii) upon payment of the consideration therefor provided for therein (not less than the par value of the Common Shares), the Common Shares will be duly authorized, validly issued, fully paid and nonassessable; and
     (b) the Common Shares proposed to be sold by the selling stockholders in connection with the underwriters’ option to purchase additional Common Shares have been duly authorized, validly issued and are fully paid and nonassessable.

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Cardtronics, Inc. December 10, 2007 Page 2

     The foregoing opinions are limited in all respects to the General Corporation Law of the State of Delaware (including the applicable provisions of the Delaware Constitution and the reported judicial decisions interpreting these laws) and the federal laws of the United States of America, and we do not express any opinions as to the laws of any other jurisdiction.
     We hereby consent to the statements with respect to us under the heading “Legal Matters” in the prospectus forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement, but we do not thereby admit that we are within the class of persons whose consent is required under the provisions of the Securities Act of 1933 or the rules and regulations of the Securities and Exchange Commission issued thereunder.

Very truly yours,
/s/ Vinson & Elkins L.L.P.